Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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HPX CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [•], 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend:
https://www.cstproxy.com/[•]/2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

• FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED •

PROXY CARD

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

- **Proposal No. 1 — The Business Combination Proposal:** to consider and vote upon a proposal to approve and adopt by ordinary resolution the Business Combination Agreement, dated as of July 5, 2022 (as may be amended, supplemented, or otherwise modified from time to time, the "Business Combination Agreement," and, the transactions contemplated thereby, collectively, the "Business Combination"), by and among HPX, Ambipar Emergency Response ("New PubCo"), Ambipar Merger Sub ("Merger Sub"), Emergência Participações S.A. ("Emergencia"), and Ambipar Participações e Empreendimentos S.A ("Ambipar"), a copy of which is attached to the proxy statement/prospectus as Annex A, pursuant to which, among other things, (i) HPX shall be merged with and into New PubCo, with New PubCo as the surviving entity and (ii) Merger Sub shall subsequently be merged with and into New PubCo, with New PubCo as the surviving entity.

  FOR ☐ AGAINST ☐ ABSTAIN ☐

- **Proposal No. 2 — The Merger Proposals:** to consider and vote upon two separate proposals to authorize, by way of special resolutions, the first plan of merger and the second plan of merger, copies of which are attached to the proxy statement/ prospectus as Annex B and Annex C, respectively, pursuant to which (i) HPX will be merged with and into New PubCo, with New PubCo as the surviving entity and (ii) Merger Sub will subsequently be merged with and into New PubCo, with New PubCo as the surviving entity, respectively.

  FOR ☐ AGAINST ☐ ABSTAIN ☐

- **Proposal No. 3 — The Governing Documents Proposals:** to consider and vote upon three separate proposals to approve, by way of ordinary resolution, material differences between the amended and restated memorandum and articles of association of New PubCo to be in effect following the Business Combination, a copy of which is attached to the proxy statement/ prospectus as Annex D, and the existing amended and restated memorandum and articles of association of HPX.

  FOR ☐ AGAINST ☐ ABSTAIN ☐

- **Proposal No. 4 — The Adjournment Proposal:** to consider and vote upon a proposal to adjourn the extraordinary general meeting to a later date or dates (i) to the extent necessary to ensure that any required supplement or amendment to the proxy statement/prospectus is provided to HPX shareholders,(ii) in order to solicit additional proxies from HPX shareholders in favor of one or more of the proposals at the extraordinary general meeting, or (iii) if HPX shareholders redeem an amount of the public shares such that the condition to consummation of the Business Combination that the aggregate cash in the trust account (after deducting any amounts to be paid to HPX shareholders that exercise their redemption rights in connection with the Business Combination), together with the net proceeds received by New PubCo in cash or in kind from the issuance and sale of an aggregate of 16,200,000 New PubCo Ordinary Shares pursuant to the subscription agreements with Ambipar and certain investors, equal no less than $168,000,000 would not be satisfied.

  FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

☐

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2023**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordi nary General Meeting of Stockholders To view the Proxy Statement and to Attend the Extraordinary General Meeting, please go to: https://www .cstprox y.com/[●]/2023 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS HPX CORP. The undersigned appoints [ • ] and [ • ], and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of HPX Corp. held of record by the undersigned at the close of business on [ • ] at the Extraordinary Ge neral Meeting of Stockholders of HPX Corp. to be held on [ • ], or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, PRO POSAL 3 AND PROPOSAL 4, IN ACCORDANCE WITH THE JUDGMENT OFTHE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)